Exhibit 10.1
CONVERTIBLE NOTE

US$25,000DATE: November 18, 2008

Art4Love, Inc., a company organized under the laws of the State of Nevada with its registered office at 324 East 59th Street Apt 2B, New York  New York, 10012 ("Obligor", which term, as used herein, shall include any successor thereto), for value received, hereby executes and delivers this Convertible Note in favor of Ventana Capital Partners, Inc., located, or its assignee ("Holder"), and hereby promises to pay to Holder, its designees or its successors and permitted assigns, the principal sum of Twenty-Five Thousand Dollars (US$25,000) (the "Principal Amount") on the Maturity Date (as defined below), without interest. This Convertible Note is issued in connection with cash, cash equivalents, professional services or a combination thereof paid and to be paid by Holder from November 1, 2008 through December 31, 2008.  This supersedes any previous Convertible Notes or Security Purchase Agreements between Art4Love, Inc. and Ventana Capital Partners, Inc.

Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in Section 11.

1. Maturity Date. The then outstanding Principal Amount (subject to Section 7), shall become due and payable November 17, 2009 (the "Maturity Date").

2. Acceleration. Notwithstanding any provision hereof to the contrary, the obligations of Obligor hereunder shall forthwith mature and immediately accelerate and shall be immediately due and payable on the Default Date (as hereinafter defined) in the event that (i) the business of Obligor is discontinued, sold, liquidated or otherwise disposed of, whether by liquidation or dissolution, or (ii) Obligor shall take, or intends to take, or, as far as Obligor is aware, any other person shall receive a judgment, order or decree from a court of competent jurisdiction, in each case, for the Obligor's winding up, liquidation, dissolution, merger or consolidation that is not pursuant to an agreement between Obligor and Holder, or for the appointment of a receiver in relation to any or all of Obligor's assets, or Obligor shall admit in writing its inability to pay its debts as they become due or shall commit any other act of insolvency (each a "Default Event"). The date on which any Default Event occurs is referred to herein as the "Default Date."

3. No Prepayments. The Principal due under this Convertible Note may not be prepaid by Obligor, except as provided in Section 7.

4. Method of Payment. Obligor shall pay all amounts payable under this Convertible Note either by (i) in cash by wire transfer of immediately available funds to an account designated by Holder or, if no account has been designated, by certified check delivered to Holder at such place as Holder shall designate to Obligor in writing or (ii) by converting the Convertible Note into the Series A Preferred Stock as memorialized in the Securities Purchase Agreement.

5. Presentment Waived. Obligor hereby expressly waives presentment for payment, demand, notice of dishonor, protest and notice of protest. Acceptance by Holder of any payment that is less than the full amount then due and owing hereunder shall not constitute a waiver of Holder's right to receive payment in full at such time or at any prior or subsequent time.

6. Subordination. Prior to the Maturity Date, except for the obligations of Obligor upon any conversion of the Principal Amount in accordance with the terms of this Convertible Note, all indebtedness evidenced by this Convertible Note (the "Subordinated Indebtedness") shall be subordinated to all other indebtedness of Obligor, whether existing as of the Issue Date or incurred at any time after the Issue Date (the "Senior Indebtedness"), and in that connection, prior to the Maturity Date, except for the obligations of Obligor upon any conversion of the Principal Amount in accordance with the terms of this Convertible Note:

(a) the payment of the Subordinated Indebtedness shall be subordinated to all and any rights, claims and actions which any other person may now or hereafter have against Obligor in respect of the Senior Indebtedness;

(b) the Subordinated Indebtedness shall not become capable of being subject to any right of set-off or counterclaim; and

(c) except upon the Maturity Date, upon the acceleration pursuant to Section 2, or upon the conversion of the Principal Amount in accordance with the terms of this Convertible Note, Holder shall not claim, request, demand, sue for, take or receive (whether by way of set-off or in any other manner and whether from Obligor or any other person) any money or other property in respect of the Subordinated Indebtedness or any part thereof.

7. Conversion Rights. At any time prior to the Maturity Date, at the option of Holder in its sole discretion, all or any portion of the then outstanding Principal Amount of this Convertible Note may be converted (an "Optional Conversion") into a number of Common Stock (the "Optional Conversion Shares") equal to the amount of the then outstanding Principal Amount at a price of $.005 per share.

In order to exercise the right of Optional Conversion, Holder shall surrender this Convertible Note at the principal office of Obligor and shall give written notice of such exercise, substantially in the form of Exhibit A attached hereto (the "Optional Conversion Notice"), to Obligor at such office. Such Optional Conversion shall be deemed to have been effected at the close of business on the date on which such Optional Conversion Notice, duly completed and executed, shall have been given as aforesaid, and, subject to the last sentence of this Section 7, at such time such portion of the Principal Amount as is subject to such Optional Conversion shall be applied by Obligor in full payment of the Optional Conversion Shares to be issued in consequence of the Conversion and that application shall discharge Obligor from all liability in respect of such portion of the Principal Amount converted, and Holder shall be deemed for all purposes to have become the holder of the Optional Conversion Shares.

As promptly as practicable, but in no event later than seven (7) Business Days, after an Optional Conversion, Obligor, at its expense, shall cause (i) the Optional Conversion Notice presented by Holder to Obligor, and any other documents necessary for such Optional Conversion to be effected, to be filed as necessary and appropriate under the laws of the state of Nevada, (ii) Holder's name to be entered in the register of the members of Obligor in respect of the Optional Conversion Shares, and (iii) to be delivered to Holder a convertible note, in form and substance identical to this Convertible Note, for the remaining outstanding Principal Amount if such Optional Conversion was not for the entire portion of the then outstanding Principal Amount. Notwithstanding any provision of this Convertible Note to the contrary, no Optional Conversion shall be deemed to have occurred unless and until Obligor shall have complied with the obligations set forth in the immediately preceding sentence, whereupon such Optional Conversion shall be deemed to have been effective as of the date the Optional Conversion Notice is given to Obligor; provided, however, that no failure by Obligor to so comply with such obligations shall prohibit Holder from exercising its rights as the holder of the Optional Conversion Shares.

8. Fixed Price. The Conversion Price shall remain fixed and not be subject to adjustment by reason of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, merger, combination, consolidation or other similar transaction through December 31, 2008.   Thereafter, the Conversion Price shall be subject to adjustment by reason of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, merger, combination, consolidation or other similar transaction.

9. Treatment of Note. Obligor will treat, account and report this Convertible Note as debt and not equity for accounting and tax (with respect to any returns filed with federal, state, local or foreign tax authorities) purposes.

10. Miscellaneous.

(a) Interpretation. The headings and captions in this Convertible Note are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof. When used in this Convertible Note, (i) the symbol "US$" shall refer to the lawful currency of the United States of America and (ii) the words "including" and "include" shall be deemed followed by the words "without limitation."

(b) Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be (i) delivered by hand, (ii) delivered by a reputable commercial overnight delivery service, or (iii) transmitted by facsimile, in each case, sent to the address or telecopy number set below. Such notices shall be effective: (i) in the case of hand deliveries, when received; (ii) in the case of an overnight delivery service, when received; and (iii) in the case of facsimile transmission, when electronic confirmation of receipt is received by the sender. Any party may change its address and telecopy number by written notice to another party in accordance with this provision, provided that such notice shall be effective only upon receipt.

If to Obligor, to:

 If to Holder, to:

(c) Governing Law; Forum; Service of Process. This Convertible Note shall be governed by and construed in accordance with the laws of the State of Nevada (without giving effect to conflicts of law principles) as to all matters, including validity, construction, effect, performance and remedies of and under this Convertible Note. Venue in any and all suits, actions and proceedings between the parties hereto and relating to the subject matter of this Convertible Note shall be in New York courts (the "Courts"), which shall have exclusive jurisdiction for such purpose, and Holder and Obligor hereby irrevocably submit to the exclusive jurisdiction of such Courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding. Service of process may be made in any manner recognized by such Courts. Holder and Obligor each hereby irrevocably waives its right to a jury trial arising out of any dispute in connection with this Convertible Note or the transactions contemplated hereby.

 (d) Severability. The invalidity, illegality or unenforceability of one or more of the clauses or provisions of this Convertible Note in any jurisdiction shall not affect the validity, legality or enforceability of this Convertible Note in such jurisdiction or the validity, legality or enforceability of this Convertible Note, including any such clause or provision in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(e) Successors; Assigns; Third-Party Beneficiaries. The provisions of this Convertible Note shall be binding upon the parties hereto and their respective heirs, successors and permitted assigns. Neither this Convertible Note nor the rights or obligations of Obligor may be assigned without the prior written consent of Obligor which consent shall not be unreasonably withheld or delayed. Any attempted assignment in contravention of this Convertible Note shall be null and void and of no effect. This Convertible Note is for the sole benefit of the parties hereto and their respective heirs, successors and permitted assigns and no provision hereof, whether express or implied, is intended, or shall be construed, to give any other Person any rights or remedies, whether legal or equitable, hereunder.

(f) Amendments. This Convertible Note may not be amended, modified or supplemented except in a writing signed by Obligor and Holder.

(g) Waiver. Any waiver (whether express or implied) of any default or breach of or by any party to this Convertible Note shall be effective unless evidenced by a writing signed by the party against which such waiver is sought to be enforced. No such waiver for any purpose shall constitute a waiver of any other or subsequent default or breach, or for any other purpose.

(h) Counterparts. This Convertible Note may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Convertible Note.

11. Definitions. As used in this Convertible Note, the following terms shall have the following meanings:

"Affiliate" has the meaning specified in Rule 12b-2 promulgated under the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
"Board" means the board of directors of Obligor.
"Business Day" means any day other than a Saturday, Sunday or other day on which banks in the State of Nevada are required or authorized to be closed.
"Conversion Price" means US$ .005 per share. "Convertible Note" means this Convertible Note and all amendments made hereto in accordance with the provisions hereof.
"Court" has the meaning specified in Section 10(c).
"Default Date" has the meaning specified in Section 2.
"Holder" has the meaning specified in the Preamble.
"Issue Date" means the date of first issuance of this Convertible Note as first set forth above.
"Maturity Date" has the meaning specified in Section 1.
"Obligor" has the meaning specified in the Preamble.
"Optional Conversion" has the meaning specified in Section 7.
"Optional Conversion Certificates" has the meaning specified in Section 7.
"Optional Conversion Notice" has the meaning specified in Section 7.
 "Optional Conversion Shares" has the meaning specified in Section 7.
"Person" means any individual, firm, corporation, proprietary, public or private company, partnership, limited liability company, public liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.
"Principal Amount" has the meaning specified in the Preamble.
"Public Offering" means a public offering of Shares pursuant to a prospectus, an effective registration statement or listing agreement in compliance with the laws, rules and regulations in such jurisdiction as may be approved by the Board to be the jurisdiction for the primary listing and trading of Obligor's securities.

IN WITNESS WHEREOF, Obligor has caused this Convertible Note to be duly executed and delivered as of the date first set forth above.

ART4LOVE, INC.

Dated: November 18, 2008

By:__/s/ Chad Love Lieberman__________________________
Name:Chad Love Lieberman, President

Acknowledged by:
Ventana Capital Partners, Inc.

___/s/ Ralph Amato____________________________________
Ralph Amato, President

EXHIBIT A TO CONVERTIBLE NOTE
CONVERSION NOTICE

To: _____________________________

The undersigned registered holder of the attached Convertible Note, dated as of ______________, originally executed by ___________________________________, a company organized under the laws of the state of Nevada ("Obligor"), in favor of ________________ ("Convertible Note") hereby irrevocably exercises the option to convert US$_________ of the Principal Amount outstanding under the Convertible Note into the Conversion Shares in accordance with the terms of the Convertible Note, and directs that the Certificates representing the Conversion Shares issuable and deliverable upon such conversion be issued and delivered to the registered holder hereof unless a different name has been indicated below.

Capitalized terms used in this Conversion Notice and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Convertible Note.

Dated: ____________________________	__________________________________
Signature(s)